UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

BAY NATIONAL CORPORATION
------------------
(Exact name of registrant as specified in its charter)

MARYLAND	52-2176710
----------------	------------------
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2328 West Joppa Road, Lutherville, Maryland	21093
-------------------------------------------	---------
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]
Securities Act registration statement file number to which this form relates: 333-87781.

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $.01 PER SHARE
--------------------------------------
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

For a description of the securities of Bay National Corporation (the “Registrant”) (other than dividend rights), any other material rights of common or preferred stockholders and any provision in the Registrant’s charter and bylaws that would delay, defer or prevent a change in control of the Registrant, reference is made to “Description of Capital Stock,” in the Registrant’s Registration Statement on Form SB-2, as amended (File No. 333-87781), which is hereby incorporated by reference. For a description of the dividend rights of the Registrant’s securities, reference is made to “Market for Common Equity and Related Stockholder Matters” (Part II, Item 5) in the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004, which is hereby incorporated by reference.

ITEM 2. EXHIBITS.

1.
Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

	(a)	Charter

Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, No. 333-87781, filed on September 24, 1999 and amended on November 4, 1999 and November 15, 1999.

	(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, No. 333-87781, filed on September 24, 1999 and amended on November 4, 1999 and November 15, 1999.

2.
A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2, No. 333-87781, filed on September 24, 1999 and amended on November 4, 1999 and November 15, 1999.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BAY NATIONAL CORPORATION
------------------
(Registrant)

Date: January 27, 2006

By:	/s/ Hugh W. Mohler
------------------------------------
Hugh W. Mohler
President and Chief Executive Officer